CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Solpower Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  December 12, 2005                  By: /s/ Robert Kohn
                                              ---------------
                                              Robert Kohn
                                              Chief Executive Officer, Principal
                                              Accounting Officer